EXHIBIT 2.3

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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IN RE                                                 :
                                                      :  CHAPTER 11 CASE NO.
ACTERNA CORPORATION, ET AL.,                          :  03-12837 (BRL)
                     -- ---                           :
                                                      :
                                          DEBTORS.    :  (JOINTLY ADMINISTERED)
                                                      :
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                     MODIFICATIONS TO DEBTORS' JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
             ------------------------------------------------------















WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Attorneys for Debtors
   and Debtors in Possession

Dated:  September 24, 2003

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------------- X
IN RE                                               :
                                                    :    CHAPTER 11 CASE NO.
ACTERNA CORPORATION, ET AL.,                        :    03-12837 (BRL)
                     -- ---                         :
                                                    :
                                       DEBTORS.     :    (JOINTLY ADMINISTERED)
                                                    :
--------------------------------------------------- X

                     MODIFICATIONS TO DEBTORS' JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
             ------------------------------------------------------

           The Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated August 26, 2003 (the "Plan"), is modified as follows:

1.   Article I of the Plan is amended to include the following:

           1.82(a) Securityholders Agreement means the securityholders agreement governing the New Common Stock and the Employee Equity, which agreement shall be in substantially the form contained in the Plan Supplement.

2. Section 4.3(b) of the Plan, titled "Senior Lender Claims (Class C) (Subclasses C1(a) and (b)-C8(a) and (b)), Subclass (a) - The Senior Lender Claims," is amended and replaced as follows:

           In the event that the Debtors or the Reorganized Debtors receive net cash proceeds from Designated Asset Sales at any time before or after the Effective Date, the Debtors or the Reorganized Debtors (as the case may be) shall pay in Cash to the holders of Senior Lender Claims an amount of such proceeds in accordance with the terms of this Section 4.3(b). Such amounts shall be distributed to the holders of Senior Lender Claims in proportion to the principal amount of the respective Commitments (as defined in the Bank Credit Agreement) as of the Effective Date (without giving effect to any distributions hereunder).

           In the event that the net cash proceeds are received on or prior to the Effective Date, the amount of such proceeds available for distribution hereunder on the Effective Date shall be determined by the Debtors and the Administrative Agent on the Effective Date. Such amount may be reduced by certain reserves in amounts and for purposes acceptable to the Administrative Agent and the Debtors (such reserves, to the extent ultimately not utilized, to be included in subsequent Distributions to holders of Senior Lenders Claims).

           In the event that Reorganized Acterna LLC receives net cash proceeds from Designated Asset Sales that occur after the Effective Date, Reorganized Acterna LLC shall pay in Cash to the holders of Senior Lender Claims as promptly

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as is practicable upon receipt of such proceeds such portion (or all) of such proceeds as shall have been determined on the Effective Date by the Debtors and the Administrative Agent. The right of holders of Senior Lender Claims (other than the German L/C Participants) to receive Cash payments after the Effective Date on account of Designated Asset Sales that occur after the Effective Date is referred to herein as the "Contingent Payment Right." Such Contingent Payment Right shall be evidenced by a certificate and shall be subject to such transfer restrictions as shall be set forth in such certificate.

           Any amounts received by the German L/C Participants on the Effective Date or post-Effective Date in respect of Designated Asset Sales shall be applied to reduce, dollar-for-dollar, principal outstanding amounts under the Restructured German Term Debt. Any such amounts received by the holders of the Senior Lender Claims (excluding amounts received on account of Claims of the German L/C Participants) on account of the Contingent Payment Right shall constitute a distribution to such holders on account of their Senior Lender Claims. For the purposes of these distributions, "net cash proceeds" shall mean the cash proceeds (including the cash proceeds of any non-cash proceeds received from such sales) of such sale after the payment of or reservation for expenses that are directly related to the transaction of sale.

3. Section 5.4 of the Plan, titled "Registration Rights Agreement and New Warrant Agreement," is amended and replaced as follows:

           5.4 Registration Rights Agreement, New Warrant Agreement and Securityholders Agreement. The holders of any shares of Reorganized Acterna (or Newco, if the Restructuring Transactions are implemented), including shares issued upon the exercise of the New Warrants, if any, and the securities or Employee Equity issued under the New Management Incentive Plan, shall be deemed to be parties to the Registration Rights Agreement. The holders of any New Warrants issued upon the issuance of the New Warrants, shall be deemed to be parties to the New Warrant Agreement. All shares of New Common Stock, including shares issued under the New Management Incentive Plan and pursuant to the exercise of the New Warrants, shall be issued subject to, and all holders thereof shall be deemed to be parties to, the Securityholders Agreement.

4. Section 5.12 of the Plan, titled "Restructuring Transactions," is amended and replaced as follows:

           5.12 Restructuring Transactions. On or as of the Effective Date, the distributions provided for under the Plan shall be effectuated pursuant to the following transactions described in this Article V (the "Restructuring Transactions"), all of which shall occur in seriatim, and the documentation for which shall be satisfactory to the Debtors and the Administrative Agent:

               (a) Newco shall be formed (but no shares of capital stock shall be issued prior to the issuances set forth below);

               (b) Acterna LLC shall transfer certain assets to be identified by the Acterna LLC and the Administrative Agent (the "Designated Assets") to Acterna Business Trust in partial satisfaction of a certain intercompany note between Acterna LLC and Acterna Business Trust (the "Intercompany Note") in an amount equal to the fair market value of the Designated Assets;


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               (c) Acterna Business Trust shall enter into, or cause to be entered into, an arrangement with Acterna LLC granting to Acterna LLC the right to use the Designated Assets on arm's length terms and conditions;

               (d) Acterna Business Trust shall distribute the balance of the Intercompany Note to Acterna LLC;

               (e) Acterna LLC shall distribute its ownership interests in Acterna Business Trust to Acterna Corporation;

               (f) On the Effective Date, Acterna Corporation shall transfer, or cause to be transferred, to Newco all of its ownership interests in Acterna LLC (the "LLC Interests"), which represents 100% of the ownership of Acterna LLC, and all of the other assets of Acterna Corporation other than (i) its ownership interests in Acterna Business Trust and (ii) possibly a portion of its preferred stock interest in CMSI Holdings Corp. or its interest in other assets related to the Designated Assets. The LLC Interests and other assets transferred to Newco pursuant to the preceding sentence shall be subject to, and Newco shall assume sole and exclusive responsibility for (a) all claims, liabilities and obligations of Acterna Corporation and Acterna Business Trust incurred after the Petition Date (including, without limitation, any claims liabilities and obligations incurred pursuant to the Plan) to the extent not paid on or prior to the Effective Date, and (b) any tax liabilities of Acterna Corporation and Acterna Business Trust for periods (or portions thereof) ending on or before the Effective Date to the extent payable after the Effective Date (whether or not relating to the transferred assets), including, without limitation, any taxes incurred in connection with the transfer of the assets to Newco. Immediately after the Effective Date, the net asset value of Reorganized Acterna will be approximately $5 million;

               (g) In consideration for, and in connection with, the transfer of the LLC Interests:

                    (i) Newco shall transfer to Acterna all of the Newco Common
               Stock, New Secured Term Notes, New Warrants, and the Contingent Payment Rights; and

                    (ii) In accordance with Article IV of the Plan, Acterna
               shall distribute (A) to the holders of Senior Lender Claims, all of the New Common Stock, the New Secured Term Notes, and the Contingent Payment Rights, and (B) to the holders of Allowed Subordinated Notes Claims, all of the New Warrants.

5. Paragraph 5(a) to the Management Equity Incentive Plan, annexed to the Plan Supplement filed with the Court on September 17, 2003, is amended and replaced as follows:

           (a) Basic Limitations. The aggregate number of shares of Common Stock that may be subject to Benefits granted under this Plan shall be nine hundred twenty-eight thousand nine hundred sixty two (928,962) shares of common stock of the Company ("Common Stock"), which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 15 hereof. During each calendar year of the Term, the maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual Participant under the Plan shall not exceed three hundred thousand (600,000) (subject to the aggregate limit set forth in above, and subject to adjustments made in accordance with Section 15 hereof).

6. Paragraphs 6(a)-(c) to the Management Equity Incentive Plan, annexed to the Plan Supplement filed with the Court on September 17, 2003, are amended and replaced as follows:

           (a) Issuance of Awards of Benefits. The MEIP Committee shall grant Stock Options consistent with the terms of this Plan within ninety (90) calendar days following the Effective Date with respect to such employee and non-employee director Participants as it, in its sole discretion, shall determine (each, an "Initial Award"). Each Initial Award shall be designated as an Initial Award pursuant to the grant agreement applicable to such Benefits. The aggregate number of shares of Common Stock underlying Benefits made available pursuant to Initial Awards shall be limited to five hundred forty six thousand four hundred forty eight (546,448) shares of Common Stock of the Company. The exercise price for each Initial Award granted hereunder shall be the Fair Market Value of the Common Stock at the time of grant, or, if greater, [$9.34]. (1)

           (b) Vesting of Initial Awards of Benefits. An Initial Award shall vest, subject to continued Service by the Participant on the applicable vesting date, in accordance with the following schedule, subject to the terms of the Plan, including without limitation Section 7 and Appendix I hereto if applicable:


---------------
(1) Per-share assumed equity value on emergence.

  ----------------------------------------------- ------------------------------

                         DATE                                 VESTED AMOUNT
  ----------------------------------------------- ------------------------------

  First Anniversary of the Effective Date *                     One-Third
  ----------------------------------------------- ------------------------------

  Second Anniversary of the Effective Date*                     One-Third
  ----------------------------------------------- ------------------------------

  Third Anniversary of the Effective Date*                      One-Third
  ----------------------------------------------- ------------------------------
  *The date immediately preceding such anniversary, for non-employee directors.

           All Initial Awards, pursuant to the above schedule, shall be fully vested and exercisable no later than the third anniversary of the Effective Date, subject to continued Service by the Participant on the applicable vesting date and the terms of the Plan, including without limitation Section 7, Section 15 and Appendix I hereto. For purposes of the Plan, "Service" shall mean service with the Company, its subsidiaries or affiliates as an employee, director or consultant; provided, however, that Service shall not be deemed to be continuous where an individual who is an employee, director or consultant as of the Date of Grant thereafter experiences a change in status and commences service in another capacity, such as a change in status from employee to consultant, or pursuant to a consulting agreement.

           (c) Vesting of Subsequent Awards of Benefits. The MEIP Committee may grant additional Stock Options that are not designated as Initial Awards (including awards during the 90 calendar days following the Effective Date to employees and non-employee directors) consistent with the terms of this Plan. All awards of Benefits under the Plan not designated as Initial Awards shall be subject to such vesting and exercisability provisions as may be determined by the MEIP Committee and as may be included in the award agreement applicable to such award of Benefits, consistent with the terms of the Plan, including Appendix I hereto, if applicable.

7. Paragraph 15(d)(i) to the Management Equity Incentive Plan, annexed to the Plan Supplement filed with the Court on September 17, 2003, is amended and replaced as follows:

           (i) Any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing more than forty percent (40%) of the combined voting power of the Company's then outstanding securities, other than JP Morgan Chase Bank, Silver Oak Capital LLC, AG Capital Funding Partners, L.P., Cerberus Partners, L.P., or any person who acquires ten percent (10%) or more of the outstanding common stock of the Company in accordance with a plan of reorganization under chapter 11 of Title 11 of the United States Code, including the Company's plan of reorganization filed


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with the Bankruptcy Court for the Southern District of New York on August 4,
2003 (a "Chapter 11 Plan") (each, a "Permitted Holder"), or any of their respective affiliates; or

Dated: New York, New York
           September 24, 2003

                                          Respectfully submitted,

                                          ACTERNA CORPORATION
                                          ACTERNA LLC
                                          ACTERNA WG INTERNATIONAL HOLDINGS LLC
                                          TTC INTERNATIONAL HOLDINGS, INC.
                                          ACTERNA BUSINESS TRUST
                                          DA VINCI SYSTEMS, INC.
                                          ITRONIX CORPORATION
                                          TTC FEDERAL SYSTEMS, INC.



                                          /s/ John S. Dubel
                                           -------------------------------------
                                          John S. Dubel
                                          Chief Restructuring Officer
                                          Acterna Corporation

                                          Michael F. Walsh, Esq. (MFW 8000)
                                          Paul M. Basta, Esq. (PMB 4434)
                                          WEIL, GOTSHAL & MANGES LLP
                                          767 Fifth Avenue
                                          New York, New York 10153
                                          Telephone:  (212) 310-8000
                                          Facsimile:  (212) 310-8007
                                          Attorneys for Debtors and
                                            Debtors In Possession

CONSENTED AND AGREED TO BY
COUNSEL FOR JPMORGAN CHASE BANK
AS ADMINISTRATIVE AGENT


/s/ Peter V. Pantaleo
--------------------------------
Peter V. Pantaleo, Esq.
SIMPSON THACHER & BARTLETT LLP
425 Lexington Avenue
New York, New York 10017
Telephone:  (212) 455-2000
Facsimile:  (212) 455 2502



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